UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2012

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2012, Generac Holdings Inc. (“the Company”) held an annual meeting of its stockholders in Waukesha, Wisconsin.  At the meeting, the Company’s stockholders (1) elected each of the Company’s director nominees; (2) ratified the selection of Ernst & Young LLP as the Company’s  independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2012; (3) approved an advisory, non-binding resolution to approve the compensation of the Company’s named executive officers; and (4) approved the amendment of the 2010 Equity Incentive Plan. The results of the vote at the meeting were as follows:

Proposal No.1 — Election of Directors
Name	Votes For	Withhold	Broker Non-Votes
Barry J. Goldstein	63,412,290	340,592	2,585,371
David A. Ramon	63,413,015	339,867	2,585,371
Robert D. Dixon	63,272,532	480,350	2,585,371

Proposal No. 2 — Ratification of the Appointment of Ernst & Young LLP

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,987,491	349,010	1,752	0

Proposal No. 3 — Advisory Vote on 2011 Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,360,239	76,524	1,316,119	2,585,371

Proposal No. 4 — Amendment of the 2010 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,838,803	16,597,421	1,316,658	2,585,371

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2012		GENERAC HOLDINGS INC.

	By:	/s/ York A. Ragen
York A. Ragen
Chief Financial Officer